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                                  EXHIBIT 23.2

                         Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the registration of 300,000 shares of Common Stock of Quintiles Transnational Corp. (the "Company") for issuance under the Company's Employee Stock Purchase Plan, of our report dated January 26, 1998, with respect to the consolidated financial statements of Quintiles Transnational Corp. included in its Annual Report (Form 10-K) for the year ended December 31, 1997 filed with the Securities and Exchange Commission.




                                           /s/ ERNST & YOUNG LLP




Raleigh, North Carolina
August 6, 1998